Second Amendment to Lease Agreement


     This Second Amendment to Lease Agreement ("Second Amendment") is effective as of the 27th day of May, 1997, between K-P Plaza Limited Partnership, a Texas limited partnership ("Landlord"), and AMRESCO, Inc., a Delaware corporation ("Tenant").

                     W I T N E S S E T H :

     WHEREAS, Landlord and Tenant entered into that certain Office Lease Agreement dated February 9, 1996, as amended by that certain First Amendment to Office Lease dated July 17, 1996 ("First Amendment") (such Office Lease Agreement, as amended by the First Amendment, is hereafter referred to as the "Lease"), covering approximately 130,606 rentable square feet of area ("Original Premises") located on the entire 17th, 22nd, 23rd, 24th, and 25th floors and part of the 16th floor as more particularly described in the Lease and commonly referred to as Suite 2500 in the office building located at 700 North Pearl Street (the "Building") within the development commonly known as the Plaza of the Americas situated on Blocks 257 and 258 in the City of Dallas, Texas;

     WHEREAS, the Lease expires on October 31, 2006; and

     WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, temporarily expand the Original Premises by an additional 3,858 rentable square feet of area on the 16th floor of the Building as shown on EXHIBIT "A" to this Second Amendment ("Temporary Premises"), all as more fully set forth in this Second Amendment;

     NOW,  THEREFORE,  for good and valuable  consideration,  the
receipt   and  sufficiency  of  which  are  hereby  acknowledged,
Landlord and Tenant hereby agree to amend the Lease as follows:

1. Definitions. Unless otherwise defined, all defined terms in this Second Amendment have the same meaning as in the Lease.

2. Premises. Beginning on May 27, 1997, and continuing only until and including December 31, 1997, the Premises as described in the Basic Office Lease Information incorporated into the Lease will increase by 3,858 rentable square feet of area so that the Premises will total 134,464 rentable square feet of area as depicted on Exhibit "A" to this Second Amendment. From and after January 1, 1998, the Premises will revert to the Original Premises, and Tenant shall have no further right to occupy the Temporary Premises. If Tenant fails to vacate the Temporary Premises by December 31, 1997, then Tenant shall be a tenant at will with respect to the Temporary Premises, and the provisions of Section 22 of the Lease entitled "Holding Over" will apply to Tenant's occupancy of the Temporary Premises.

3.    Term.   The  Term  of the Lease remains unchanged  by  this
Second Amendment.

4.    Basic  Rental.   Beginning on May 27, 1997, and  continuing
only until and including December 31, 1997, Tenant shall pay Landlord Basic Rental for the Temporary Premises in the manner provided in Section 4.a of the Lease at the annual rate of $14.50 per rentable square foot of area within the Temporary Premises (i. e., $4,661.75 per month). Beginning on May 27, 1997, and continuing only until and including December 31, 1997, Tenant, in addition to the Basic Rental set forth above, shall pay Landlord in the manner provided for in the Lease all other amounts due under the Lease applicable to the Temporary Premises, including, without limitation, the amounts set forth in Section 4.c, 4.d, and 4.e of the Lease. Nothing in this Second Amendment affects the payment of Basic Rental or other sums due under the Lease for the Original Premises, the payment of which is governed by the terms of the Lease.

5. Tenant Improvements; As is. Tenant agrees to accept the Temporary Premises in its "as is" condition as of the date of this Second Amendment without any representation or warranty from Landlord with respect to its condition or its suitability for any particular purpose. Landlord has no obligation to construct any tenant improvements within the Temporary Premises, and any tenant improvements constructed therein by Tenant will be subject to all terms and provisions of the Lease, including, without limitation, the provisions of Section 8 thereof.

6. Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of the Lease or this Second Amendment other than with Prentiss Properties Limited, Inc., and both Landlord and Tenant agree to indemnify each other and hold each other harmless from and against any and all costs (including investigation and defense costs) and expenses, claims for commissions or other payments by any broker or agent who alleges to have performed services on behalf of the indemnifying party.

7.    Management  Company.   Tenant  acknowledges  that  Prentiss
Properties Limited, Inc. is the Building's management and leasing agent.

8.    Authority.   Each individual signing below represents  that
he/she has been duly authorized to execute and deliver this Second Amendment and that same shall be binding on Landlord and Tenant (as applicable) on whose behalf he/she is signing.

9. Entire Agreement. This Second Amendment, together with the provisions of the Lease, embody the entire agreement between the parties with respect to the subject matter hereof and cannot be varied except by written agreement of the parties.

10. Successors and Assigns. All of the terms, covenants, provisions, and conditions of this Second Amendment are hereby made binding on the executors, heirs, administrators, successors, and permitted assigns of both parties hereto.

11. Headings. The captions used in connection with the sections of this Second Amendment are for convenience only and shall not be deemed to construe or limit the meaning of the language of this Second Amendment.

12.   Conflict.   In  the  event  of  any  conflict  between  the
provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment will govern and control.

13. Lease. As amended hereby, the Lease will govern the Temporary Premises and will continue in full force and effect and is ratified and confirmed by Landlord and Tenant. From and after the date of this Second Amendment, the term "Lease", when used in the Lease, will mean the Lease, as further amended by this Second Amendment.

14.   Counterparts.   This Second Amendment may  be  executed  in
multiple counterparts and signature pages from any counterpart may be appended to any other counterpart. All counterparts shall constitute a single, unified instrument.

     Witness the Execution Hereof, effective as of the date first set forth above.

                              AMRESCO, Inc., a Delaware corporation


                              By:

                              Title:


                              K-P Plaza Limited Partnership,
                              a Texas limited partnership

                              By:  K-P Plaza Dallas, Inc.,
                                   its general partner


                                   By:

                                   Title: